EXHIBIT 23.1

Holtz Rubenstein Reminick LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement No. 333-148247 on Form S-1/A (Amendment No. 1) of our report dated March 27, 2008 relating to the financial statements of Odyne Corporation and Subsidiary as of December 31, 2007 and for the year then ended which report expresses an unqualified opinion.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Holtz Rubenstein Reminick LLP

Melville, New York
April 17, 2008